Exhibit 10

LEASE BETWEEN METROPARK, LTD AND ISSUER DATED JANUARY 1, 2017

LEASE

This Indenture of Lease, effective as of the first day of January, 2017, by and between Capital Properties, Inc., a Rhode Island corporation (hereinafter referred to as “Landlord”) and Metropark, Ltd., a Rhode Island corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord is the owner of those certain tracts or parcels of land located in, or adjacent to, the Capital Center District in the City of Providence, Rhode Island, known as Lots 3E, 3W, 4E, 4W and a portion of Lot 20, as described on the plan attached hereto as Exhibit A (collectively, such parcels being hereinafter referred to as the “Premises”); and

WHEREAS, Landlord is prepared to lease the Premises to Tenant for use for surface parking; and

WHEREAS, Tenant desires to lease the Premises for surface parking from the Landlord.

NOW, THEREFORE, in consideration of the promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Landlord and Tenant agree as follows:

1. Premises. For and in consideration of the rents hereinafter reserved by Landlord and the covenants, terms and agreements hereinafter contained on the part of Tenant, its legal representatives, successors and assigns to be paid, kept and performed, Landlord does hereby demise, lease, rent and let to Tenant and Tenant does hereby take and hire the Premises from Landlord upon and subject to the terms and conditions hereinafter contained. The term “Premises” refers to all the lots described above. The term “Particular Parking Lot” refers to, respectively, each of the following parking lots/areas: (a) Lots 3E and 4E (Park Row East), (b) Lots 3W and 4W (Park Row West), and (c) above-described portion of Lot 20 (Steeple Street).

2. Term and Termination.

2.1 Term. To have and to hold the Premises unto Tenant, its successors and assigns, for an initial term beginning on January 1, 2017 and ending on December 31, 2026, with the right to extend the term for an additional five (5) years (from January 1, 2027 to December 31, 2031) provided that Tenant gives Landlord written notice of such election not later than nine (9) months prior to the expiration of the initial term, and provided that

Tenant is not in default under this Lease (beyond any applicable notice and cure periods) at the time such notice is given or at the time the extension term would otherwise begin. Such extension term, if any, shall be on the same terms and provisions of this Lease, including without limitation the Base Rent (which will continue to escalate as provided in Section 3.2 hereof) and Percentage Rent, but there would be no further extension right.

2.2 Landlord’s Right to Terminate. Landlord at any time and from time to time shall have the right to terminate this Lease as to the whole or any part of the Premises for purposes of selling or otherwise leasing all or any part of the Premises for development by giving Tenant thirty (30) days prior written notice specifying the portion of the Premises to which Landlord is exercising its right of termination, and this Lease shall terminate as to the portion of the Premises described in such notice on last to occur of (a) the termination date as set forth in such notice and (b) the date of transfer of title or possession to the Premises. Landlord shall not have the right to terminate this Lease in whole or in part in order for Landlord to develop, own or operate any portion of Premises solely for commercial parking not part of or integral to any further development in the Capital Center District in Providence or with respect to Lot 20. Further, Landlord agrees that it will not give Tenant notice of termination for any Particular Parking Lot (or any portion thereof) for sale or ground lease to an unaffiliated third party the intended use of which is solely the construction of a parking structure unrelated to and not part of the construction of other improvements on any other portion of the Premises without first complying with the provisions of Section 30 hereof. Upon such termination, the Base Rent shall be adjusted as provided in Section 3.4. To be clear, Landlord may not terminate this Lease (as to a whole or any portion of the Premises) without complying with the provisions of Section 30 hereof if the purpose of such termination is to have any third party, engage in a commercial surface parking operation (i.e., a parking operation the same as, or similar to, that of Tenant unrelated and not part of the construction of other improvements on any other portion of the Premises) on the applicable terminated area.

2.3 Temporary Surrender. In addition to the Landlord’s right to terminate as contained in Section 2.2, Landlord shall have the right to take temporary repossession of a portion of a Particular Parking Lot in order to support construction on adjacent property, regardless of whether such adjacent property is owned by the Landlord. No such temporary possession shall be effective unless the remainder of the Particular Parking Lot(s) that is affected continues to have the same, or reasonably comparable, access to the same public streets that existed prior to any such temporary surrender. Access will be considered “reasonably comparable” if the change in access does not cause a material adverse effect on Tenant’s ability to perform its parking business at the applicable Particular Parking Lot(s). Tenant acknowledges that a portion of Lot 20 is temporarily being used to support construction on the northerly side of Elizabeth Street (“Lot 20 Construction Area”). Landlord shall give Tenant thirty (30) days’ notice of such temporary possession which shall become effective on the last to occur (a) the date specified in such notice and (b) the provision of the required access to public streets. During the period of such temporary possession, the Base Rent shall be adjusted as provided in Section 3.4. Landlord may return any such withdrawn portion of the Premises, including, without limitation, the Lot 20 Construction Area, to Tenant at any time, but Tenant shall not be required to accept possession until all construction equipment has been removed and the returned area has been restored to at least its former condition, including where necessary repaving and restriping.

3. Rent.

3.1 Definition. As used herein, the term Rent includes Base Rent, Percentage Rent and all other monetary obligations of the Tenant under this Lease.

3.2 Base Rent. For the first year of this Lease, Tenant shall pay to Landlord in good funds representing lawful currency of the United States for the payment of debts monthly in advance on the first day of each month unless a different period of time and method of payment is hereinafter provided Base Rent of $51,776 per month. The first twelve-month period in which rent is herein payable and each twelve-month period thereafter is hereinafter referred to as a “Lease Year”. The first Lease Year shall commence on the first day of the term of this Lease, January 1, 2017, and shall end on December 31, 2017. For the second Lease Year and for each Lease Year thereafter, the monthly Base Rent shall be adjusted so that it is equal to the monthly Base Rent in effect at the end of the immediately preceding Lease Year multiplied by a fraction, the numerator of which shall be the Consumer Price Index (CPI-U) (1982-1984 = 100) for the immediately preceding December, and the denominator of which shall be the Consumer Price Index for the month of December immediately preceding the beginning of the prior Lease Year. As used herein, the Consumer Price Index means the Consumer Price Index – All Cities Average Urban Wage Earners as published by the Bureau of Labor Statistics of the Department of Labor of the United States, or if no longer published, that index as determined by Landlord which most closely reflects the components of the Consumer Price Index (CPI-U). The Base Rent, as adjusted, shall remain in effect until the next adjustment period and shall be paid in twelve equal monthly installments. In no event shall the monthly Base Rent, as adjusted, be less than the monthly Base Rent for the period immediately prior to such adjustment period. In the event that the amount of such adjustment cannot be calculated prior to the effective date thereof, the monthly Base Rent for the period prior to the effective date of such adjustment shall continue to be paid by Tenant. As soon as Tenant shall be notified of the amount of the adjustment, Tenant shall, within thirty (30) days, pay to the Landlord the difference between the monthly Base Rent, as adjusted, for all monthly periods occurring in whole or in part after the date such adjustment was to be effective and the monthly Base Rent actually paid. Thereafter the monthly Base Rent, as adjusted, shall be payable by the Tenant as herein provided.

3.3 Percentage Rent. For each Lease Year during the term of this Lease, Tenant shall pay to Landlord Percentage Rent equal to the positive difference, if any, between (a) 50% of Tenant’s gross receipts derived from all of Tenant’s activities on the Premises and (b) the Base Rent paid by Tenant for such Lease Year. Within forty-five (45) days following the end of each Lease Year, Tenant shall provide to Landlord a statement certifying the amount of total gross receipts derived by Tenant from all of its activities on the Premises and the amount, if any, due as Percentage Rent. If such statement shall show that an amount of Percentage Rent is due hereunder, the statement shall be accompanied by Tenant’s payment of such amount. Landlord shall have the right to examine in Providence, Rhode Island Tenant’s books and records at Tenant’s principal place of business on reasonable prior notice during regular business hours to determine the accuracy of any such statement provided by Tenant. In the event of any dispute concerning whether any amount is due hereunder, the matter shall be submitted for determination to a regional or national accounting firm that does no business with either Landlord or Tenant selected by Tenant within fifteen (15) days of the provision of a list prepared by Landlord containing not more than three firms. In the event Tenant fails to make a selection within said fifteen (15) day period, Landlord may select a firm from such list and such selection shall be binding on Tenant. If such accounting firm determines that Tenant understated its gross receipts by 5% or more, then Tenant shall bear the full cost of such accounting firm. Otherwise, Landlord and Tenant shall each pay 50% of the cost thereof.

3.4 Rent Adjustments.

a. In any case where Landlord exercises its right of termination as provided in Section 2.2 hereof, or temporary repossession as provided in Section 2.3 hereof, as to a portion of the Premises, the Base Rent after the effective date of such termination shall be the product of (a) the Base Rent immediately prior to the withdrawal or temporary repossession and (b) a fraction the numerator of which shall be the number of usable parking spaces located on the Premises immediately after the effective date of the partial termination or temporary repossession and the denominator shall be the number of parking spaces located on the Premises immediately before such partial termination or temporary repossession. A “usable” parking space is a space that continues to be reasonably usable in Tenant’s ordinary course of business, as opposed to a space that, for example, but without limitation, is functionally cut off and not reasonably usable, whether due to the particular configuration of the space re-taken by Landlord, or otherwise. Further, in the case of the termination of this Lease as to only a portion of a Particular Parking Lot, it shall nonetheless be deemed that no Base Rent is due as to the remainder of such Particular Parking Lot if “reasonably comparable” (as defined in Section 2.3) access does not continue to exist to the same public streets that existed prior to such partial termination. Such Base Rent as so adjusted to reflect a permanent termination of a portion of the Premises shall remain in effect (but, to be clear, shall still be subject to the annual increases discussed in Section 3.2) until the end of the Term of this Lease. Such Base Rent as so adjusted to reflect a temporary repossession shall remain in effect (but, to be clear, shall still be subject to annual increases discussed in Section 3.2) until the portion of the Premises so repossessed is returned to Tenant, at which time the reduction in Base Rent due to such temporary repossession shall end. For avoidance of doubt, when the temporary repossession ends, the Base Rent shall return to being, on a going forward basis, what it would have been had the temporary repossession never occurred. Landlord and Tenant agree that upon return of the Lot 20 Construction Area, the Base Rent shall be increased by $2,800 per month, adjusted for any increase as required by Section 3.2 hereof

4. Utilities and Other Charges. Tenant will pay directly before the same become delinquent all charges, duties, rates, license and permit fees and other amounts of every description to which the Premises or any part thereof or any improvement thereon erected or used by Tenant may, during the term hereof, be assessed or become liable for electricity, refuse collection, telephone or any other utilities or services or any connection or meters therefor, whether assessed to or payable by Landlord or Tenant. Tenant will, within ten (10) days after receipt of written demand by Landlord, furnish Landlord with receipts or other evidence indicating that all such amounts have been paid. Provided, however, that Tenant shall only be responsible for those charges and assessments which are for the period of its occupancy of the Premises.

5. Taxes and Assessments. Landlord will pay and keep current the real estate taxes assessed against the Premises.

6. Compliance with Laws and Regulations. Tenant will at all times during the term hereof keep the Premises in good order and a strictly sanitary condition and observe and perform all laws, ordinances, orders, rules and regulations now or hereafter made by any governmental authority for the time being applicable to the Premises or any improvement thereon or use thereof, and orders, rules and regulations of the National Board of Fire Underwriters or similar organization, all the foregoing in so far as the same may relate to the use of the Premises by Tenant, and will indemnify Landlord against all actions, suits, damages and claims by whomsoever brought or made by reason of the nonobservance or nonperformance of such laws, ordinances, orders, rules and regulations, or of this covenant. Nothing herein shall obligate the Tenant to construct any additional improvements on the Premises. In the event the application of any such rule shall require the construction of additional improvements, Landlord may (a) construct such improvements at its sole cost and expense without any adjustment in Base Rent or (b) terminate the Lease as to that portion of the Premises affected by such order and thereupon the Base Rent shall be adjusted as specified in Section 3.4 hereof.

7. Inspection. Tenant will permit Landlord and its agents at all reasonable times during the term hereof to enter the Premises and examine the state of repair and condition thereof, and the use being made of the same. Landlord may also enter upon the Premises (i) pursuant to Section 12 of this Lease, to perform any repairs or maintenance which Tenant has failed to perform hereunder, and (ii) to show the Premises to prospective purchasers, tenants and mortgagees. Further, in the event that same is reasonably required in connection with the investigation and/or remediation of (potential) Hazardous Materials at the Premises, Landlord shall have the right to have test borings done on the Premises, and in connection therewith will use reasonable, good faith effort to avoid unreasonable interference with the Tenant’s business thereon.

8. Repair and Maintenance. Tenant will, at its own expense, from time to time and at all times during the term hereof, maintain and keep the Premises, together with all fixtures and items of personal property used or useful in connection therewith, in as good order and condition as they now are or may be put in, reasonable wear and tear and damage by the elements and such casualty (unless caused by Tenant) against which insurance is not required of Tenant hereunder excepted. Landlord acknowledges that Tenant is not required to carry casualty insurance for damage to the Premises. Tenant will maintain the signs on the Premises and fix all potholes that may develop. Tenant will have the benefit of all warranties pertaining thereto. Tenant will remove snow and ice from the Premises and keep adjacent sidewalks clean and free from ice and snow.

9. Use. Tenant shall use the Premises only for the operation of a surface parking lot open to the public and other accessory use related to a surface parking lot which are approved by Landlord, which approval shall not be unreasonably withheld or delayed.

10. Notices re Premises. Landlord will forthwith furnish Tenant copies of any notices it receives regarding the Premises from any third parties which relate to the Tenant’s use and occupancy of the Premises.

11. Insurance. Tenant agrees to maintain at all times public liability insurance on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) and damage to property which may be claimed to have occurred on the Premises in the event of injury to any number of persons or damage to property, arising out of any one occurrence, which shall, at the beginning of the Term, be at least equal to $2,000,000, and to name Landlord and any mortgagees designated by Landlord as additional insureds and furnish Landlord and any Landlord mortgagee with the proof thereof; such insurance shall contain a provision that the Landlord, and each such mortgagee although named as an insured, shall nevertheless be entitled to recovery under said policy for any loss occasioned to it, its servants, agents and employees by reason of the negligence of the Tenant; all insurance required under the terms of this Lease shall be effected with insurers having a general policyholders rating of not less than A in AM Best’s latest rating guide and shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured or additional insured named therein. Tenant shall provide Landlord with certificates of all insurance required to be carried by Tenant under the Lease at or prior to the Commencement Date and at least thirty (30) days prior to the expiration of each such policy. At the expiration of the fifth Lease Year, Landlord shall have the right to engage a recognized insurance consultant at Landlord’s expense to determine whether the amount and types of coverage required of Tenant under this Lease continue to be commercially reasonably adequate to protect the interests of Landlord (it being agreed that such insurance requirements are adequate as of the date of this Lease). In the event such consultant recommends changes in coverage and/or amounts pursuant to the foregoing, Tenant will use commercially reasonable efforts to procure insurance reflecting the consultant’s recommendations.

12. Landlord’s Costs and Expenses. If Tenant shall fail to comply with any of its obligations hereunder, Landlord may, upon ten (10) days’ prior written notice to Tenant (or without notice in case of emergency), take any such action as may be reasonably required to cure any such default by Tenant. Tenant will pay to Landlord, on demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord arising out of any such Landlord self-help following a default, or other charges payable by Tenant hereunder, or in connection with any litigation commenced by Tenant or by a third party against Tenant (other than condemnation proceedings) to which Landlord, without any fault on its part, shall be made a party. All such amounts owing to Landlord shall constitute additional Rent hereunder.

13. Indemnification of Landlord.

13.1 Tenant shall indemnify and save harmless Landlord (regardless of Tenant’s covenant to insure) against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the Tenant’s use, occupancy, conduct or management of the Premises, and shall further indemnify and save Landlord harmless against and from any and all claims arising during the term hereof from any condition of the Premises caused by Tenant, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act of Tenant or any of its agents, contractors, servants or employees to any person, firm or corporation occurring during the term hereof in or about the Premise or upon or under said areas, and from and against all costs, reasonable counsel fees, expenses or liabilities incurred in or about any such claim or action or proceeding brought thereon. All the foregoing is only to the extent not caused by the gross negligence or willful misconduct of Landlord or its agents, contractors, servants, or employees.

13.2 Tenant shall pay and indemnify Landlord against all reasonable legal costs and charges incurred in obtaining possession of the Premises after a default of Tenant or upon expiration or earlier termination of the term hereof, other than by reason of any default of Landlord. In addition, and more generally, Tenant shall reimburse Landlord for its reasonable legal costs and charges incurred in enforcing any other covenant or agreement of Tenant herein contained (i.e. a covenant or agreement other than one that relates to Tenant delivering possession back to Landlord upon the expiration or termination of this Lease) provided that Tenant shall be obligated to make such payments only if Landlord prevails in such proceeding.

14. Liens.

14.1 Tenant will not commit, suffer any act or neglect whereby the Premises or any improvements thereon or the estate of Landlord therein shall at any time during the term hereof become subject to any attachment, judgment, lien, charge or encumbrance whatsoever, except as herein expressly provided, and will indemnify and hold Landlord harmless from and against all loss, costs and expenses, including reasonable attorneys’ fees, with respect thereto.

14.2 If due to any act or neglect of Tenant, any mechanic’s, laborer’s or materialmen’s lien shall at any time be filed against the Premises or any part hereof, Tenant, within thirty (30) days after notice of the filing thereof shall cause the same to be discharged of record by payment, bonding or otherwise, and if Tenant shall fail to cause the same to be discharged, then Landlord may, in addition to any other right or remedy, cause the same to be discharged, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit or by bonding proceedings, and all amounts so paid by Landlord, together with all reasonable costs and expenses incurred in connection therewith, and together with interest thereon at the rate of ten percent (10%) per annum from the respective dates of payment, shall be paid by Tenant to Landlord, on demand, as additional Rent hereunder.

14.3 Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer, materialmen, architect or engineer for the performance of any labor or the furnishing of any materials or services for or in connection with the Premises or any part thereof. Notice is hereby given that Landlord shall not be liable for any labor or materials or services furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor, materials, or services shall attach to or affect the fee or reversionary or other estate or interest of Landlord in the Premises and in this Lease.

15. Default.

15.1 In the event that during the term hereof any of the following events shall occur (each of which shall be an “Event of Default”)-

a. Tenant shall default in the payment of any installment of Rent or additional Rent for ten (10) days after the same shall become due, without any requirement of notice by the Landlord except for the first (if any) default in the payment of Rent and such first default in the payment of Rent shall be an Event of Default only if Tenant fails to pay the Rent then due within ten (10) days after notice from Landlord;

b. Tenant or any permitted assignee of Tenant shall (i) apply for or consent to an appointment of a receiver, a trustee or liquidator of it or of all or a substantial part of its assets; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated a bankrupt or insolvent; (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or corporation action shall be taken by it for the purpose of effecting any of the foregoing.

c. An order, judgment or decree shall be entered, without the application, approval or consent of Tenant or any permitted assignee of Tenant by any court of competent jurisdiction, approving a petition seeking reorganization of Tenant or such assignee or appointing a receiver, trust or liquidator of Tenant or such assignee or of all or a substantial part of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

d. Any other default by Tenant in performing any of its other obligations hereunder shall continue uncorrected for ten (10) days after receipt of written notice thereof from Landlord (unless the cure reasonably requires more than ten (10) days, in which event Tenant shall have such further time as may be reasonably required, provided that Tenant commences its efforts to cure within such ten (10) day period and prosecutes such cure diligently to completion), during which period Tenant or such assignee may cure the default; then in each such event Landlord may, by giving written notice to Tenant, either

(a) terminate this Lease

(b) re-enter the Premises by summary proceedings or otherwise, expelling Tenant and removing all of Tenant’s property therefrom, and relet the Premises and receive the rent therefrom, or

(c) exercise any other remedies permitted by law.

Tenant shall also be liable for the reasonable cost of obtaining possession of and reletting the Premises and of any reasonable repairs and alterations or other payments necessary to prepare them for reletting. Any and all such amounts shall be payable to Landlord upon demand. Notwithstanding anything contained herein to the contrary, no termination of this Lease prior to the last day of the term hereof, except as provided in Section 16 hereof, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination.

15.2 In the event of any breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach of threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity, or by statute or otherwise, as though reentry, summary proceedings and other remedies were not provided for in this Lease.

15.3 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing, at law or in equity, or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity, or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity, or by statute or otherwise.

16. Eminent Domain. If the whole or any part of the Premises shall be condemned or acquired by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as to the portion of the Premises so condemned as of the date of vesting of title in such proceeding and all rentals shall be paid up to the date of the vacating of the Premises (or part thereof as the case may be) by Tenant and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease.

In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof. If only a portion of the Premises shall be taken in any such eminent domain proceeding, there shall be a proportionate adjustment of the Base Rent applying the provisions of Subsection 3.4 (a), as though (for purposes of applying Subsection 3.4(a)) the condemnation/taking were a Landlord termination of the Lease as to the area condemned/taken.

17. Condition of Premises. Tenant represents that the Premises, the sidewalks and structures adjoining the same, and any subsurface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant agrees that it will accept the same in the condition or state in which they, or any of them, now are, without representation or warranty, express or implied in fact or by law, by Landlord, and without recourse to Landlord as to the nature, condition or usability thereof, or the use or uses to which the Premises, or any part thereof, may be put.

18. Independent Covenants – No Waiver.

18.1 Each and every of the covenants and agreements contained in this Lease shall be for all purposes construed to be separate and independent covenants and the waiver of the breach of any covenant contained hereby by Landlord shall in no way or manner discharge or relieve Tenant from Tenant’s obligation to perform each and every of the covenants contained herein.

18.2 If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

18.3 The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease shall not be construed as a waiver or a relinquishment for the future of such covenant. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. All remedies to which Landlord may resort under the terms of this Lease or by law provided shall be cumulative.

19. Landlord’s Mortgages; Landlord’s Right to Sell or Assign Rents.

19.1 Landlord shall have the right from time to time to mortgage its interest in the Premises, provided that except as hereinafter specifically provided, all such mortgages executed and delivered after the date of this Agreement shall be subject and subordinate to this Lease. Landlord represents and warrants that there are no mortgages on the Premises as of the date of this Agreement. All such mortgages and any increases, renewals, modifications, consolidations, replacements and extensions thereof are hereinafter collectively called “Landlord’s Mortgages”. However, upon the written request of Landlord and subject to the satisfaction of the conditions hereinafter set forth in this Subsection 19.1, this Lease shall be subject and subordinate to any Landlord’s Mortgages. In confirmation of such subordination, Tenant shall execute promptly any instrument in recordable form requested by Landlord confirming such subordination. Provided, however, that no such instrument shall modify or alter the covenants, terms and conditions contained herein or Landlord’s obligations hereunder. Tenant hereby appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute any such document for and on behalf of Tenant if Tenant shall fail to execute and deliver the same to Landlord within ten (10) business days after being requested in writing to do so by Landlord. Provided further, however, that with respect to any Landlord’s Mortgages placed upon the Property after the date of this Agreement, such subordination shall be required only in the event that (and any such execution of such subordination document by Landlord as attorney in fact for Tenant shall occur only in the event that) the holder of such mortgage is a financial institution and shall be conditioned upon Landlord first delivering to Tenant a non-disturbance agreement signed by Landlord’s Mortgagee, in form and substance reasonably satisfactory to Tenant and the holder of any leasehold mortgage, providing that such Landlord’s Mortgagee will give Tenant and any leasehold mortgagee notice of default under such Landlord’s Mortgage, and upon any foreclosure of such Landlord’s Mortgage, Tenant’s possession of the Property shall not be affected by such foreclosure if Tenant is not in default under the terms, conditions and covenants of this Lease, and that such Landlord’s Mortgagee shall recognize this Lease (if Tenant is not then in default hereunder) and each of Tenant and Landlord’s Mortgagees shall attorn one to the other. It is understood and agreed that wherever in this Lease Tenant may be required to obtain the approval of Landlord or to make any policies of insurance payable to Landlord, such requirements may, at the election of Landlord delivered in a written notice to Tenant, apply with like force to the holder of any Landlord’s Mortgage of which Landlord gives Tenant notice. In the case of approvals, the holder of Landlord’s Mortgage shall be subject to the same consent standard (if any) as applies to Landlord under the terms of this Lease. In no event shall Tenant be required to pay any installment of principal or interest or other sums at any time due under any Landlord’s Mortgage.

19.2 Nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect Landlord’s absolute right at any time or times to convey its interest in the Premises, subject to this Lease, or to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Rent or other sums and charges at any time paid or payable hereunder by Tenant to Landlord, to a transferee designated by Landlord in a notice to Tenant, and in any such case, Tenant shall pay the Rent and the other sums and charges payable by Tenant to Landlord, or the portion thereof so assigned, subject to the terms of this Lease, to Landlord’s said designee at the address mentioned in any such notice. Provided, however, that any such conveyance or assignment shall require the grantee or assignee to assume the obligations of Landlord under this Lease, unless Landlord elects to remain liable under this Lease, in which event, such conveyance or assignment shall not require the grantee or assignee to assume the obligations of Landlord under this Lease. If, in the case of any assignment or conveyance of Landlord’s entire reversionary interest in the Premises, the grantee or assignee shall assume the obligations of Landlord under this Lease, and Landlord shall be released from all liabilities and obligations under this Lease accruing after such conveyance or assignment.

20. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing the covenants hereof on the part of Tenant to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises and all related appurtenances, rights, privileges and easements throughout the term hereof without any lawful (or unlawful) hindrance by Landlord and any person claiming by, through or under it. Landlord shall not be deemed to have breached its covenant of quiet and enjoyment if Tenant is unable to secure the necessary permits to conduct surface parking on the Premises, or any renewals or extensions of any such permits.

21. Return of Premises. At the expiration or sooner termination of the term hereof, Tenant will remove from the Premises its property and that of all claiming under it and will peaceably yield up to Landlord the Premises in as good condition in all respects as the same were at the commencement of this Lease, ordinary wear and tear, damage by the elements, by any exercise of the right of eminent domain or by public or other authority, and by any casualty excepted.

22. Holdover. Tenant agrees to pay to Landlord twice the total of all Base Rent then applicable for each month or portion thereof (in the event of a portion of a month, the Base Rent shall be pro-rated on a per diem basis) that Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease (unless and to the extent such holding over shall be pursuant to a written agreement between Landlord and Tenant), whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease or under law. Tenant shall also pay all reasonable legal fees and damages incurred by Landlord as a result of such holdover.

23. Limitation of Liability. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Premises, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation, any of the officers, employees, agents, attorneys, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives, disclosed or undisclosed, thereof) ever be personally liable for any such liability.

24. No Recording of Lease. Tenant hereby acknowledges and agrees that it shall not record this Lease or any notice or memorandum of this Lease in any land evidence records or any other public record without the express prior written consent of Landlord. Landlord hereby consents to Tenant recording a short form notice of lease, provided that it is reasonably acceptable to Landlord’s counsel, and provided that Tenant provides Landlord with an executed termination of notice of lease, which Landlord may record upon the expiration or sooner termination of this Lease. In the event of any such unauthorized recording, Tenant shall be in default of this Agreement and Landlord shall have all rights and remedies available under law or in equity as a result of such recordation including, without limitation, the right to terminate this Lease. In addition to the foregoing, Tenant hereby appoints Landlord as its attorney in fact to record any and all documents necessary to clear record title to the Premises in the event Tenant breaches the provisions of this Section 24 by recording a memorandum of lease or other similar document in the Records of Land Evidence in the City of Providence.

25. Assignment and subletting. Tenant will not assign this Lease, in whole or in part, nor sublet or permit any use of the Premises, other than for off-street parking of automobiles, nor license, nor pledge or encumber by mortgage or other instruments its interest in this Lease without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate or trustee in any federal or state bankruptcy, insolvency, or other proceedings.

Notwithstanding the foregoing, Landlord hereby consents to an assignment or subletting to an affiliate of Tenant, meaning an entity controlling, controlled by, or under common control with, Tenant, but Tenant shall remain liable notwithstanding any such assignment or subletting. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the foregoing prohibition with respect to any subsequent assignment or subletting.

In the event the Premises are sublet, in whole or in part, with Landlord’s approval, any rents received by Tenant (less reasonable expenses) shall be split equally between Tenant and Landlord. Rents due to Landlord shall be paid to Landlord within fifteen (15) days after receipt of such rents by Tenant.

26. Use of Hazardous Material. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if contamination of the Premises by Hazardous Material otherwise occurs unless caused by Landlord, its agents, employees, contractors, or invitees or by migration from an adjacent or nearby site through no fault of Tenant, Tenant shall indemnify, protect, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable Premises or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of Premises space, and sums paid in settlement of claims, reasonable attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil, surface water or groundwater on, near or under the Premises unless such Hazardous Material was present at the beginning of this Lease, was caused by Landlord, its employees, agents, contractors or invitees, or migrated to the Premises from some adjacent or nearby site through no fault of Tenant. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40CFR part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law. Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Lease.

27. Construction. The mention of the parties hereto by name or otherwise shall be construed as including and referring to their respective successors and assigns as well as to the parties themselves whenever such construction is required or admitted by the provisions hereof; and all covenants, agreements, conditions, rights, powers and privileges hereinbefore contained shall inure to the benefit of and be binding upon the successors and assigns of such parties, unless otherwise provided.

28. Permits. Tenant, at its cost, shall obtain any necessary permits for the Premises from the Capital Center Commission and the City of Providence or the State of Rhode Island.

29. Notices. Whenever notice shall be given under this Lease, the same shall be in writing and shall be sent by certified or registered mail, return receipt requested, or by recognized overnight carrier, as follows:

To the Landlord:	5 Steeple Street, Unit 303
Providence, Rhode Island 02903, and

To Landlord’s	Stephen J. Carlotti, Esq.
Attorney:	Hinckley, Allen & Snyder LLP
100 Westminster Street
Providence, Rhode Island 02903

To the Tenant:	c/o Charles Meyers
One Turks Head Place, Unit 1309
Providence, Rhode Island 02903, and

To the Tenant’s	Joshua Berlinsky, Esq.
Attorney:	Darrow Everett LLP
One Turks Head Place, 12th Floor
Providence, Rhode Island 02903

or to such other address or addresses as each party may from time to time designate by like notice to the other. Said notice shall be valid and times begin to run hereunder upon receipt of the party to which said notice is given. Attorneys may give notices on behalf of their clients.

30. Right of First Offer. If Landlord determines to offer for sale or ground lease, all or any portion of the Premises solely for the construction of a parking garage or facility and for no other purpose, Landlord may not exercise its right of termination set forth in Subsection 2.2 without first complying with the provisions of this Section 30. Landlord shall give Tenant notice that it proposes to offer to another, all or a portion of the Premises for the sole use as a free standing parking garage and shall designate that portion of the Premises subject to the proposed construction. Tenant shall have thirty (30) days following the delivery of such notice to advise the Landlord of the terms and conditions on which it would be willing to purchase or ground lease the portion of the Premises designated in Landlord’s notice. If Tenant fails to respond to Landlord within said thirty (30) day period, then Landlord may sell or ground lease without restriction that portion of Premises specified in Landlord’s notice to a non-affiliated third party and may withdraw such portion from this Lease effective as provided in Subsection 2.2. If Tenant makes a proposal to Landlord within said thirty (30) day period, Landlord may either accept the proposal or negotiate with Tenant. If Landlord and Tenant do not enter into a definitive agreement within forty-five (45) days following Tenant’s response, then Landlord shall be free to enter in a sale transaction or a ground lease with a non-affiliated third party provided that the terms and conditions of such sale or ground lease are no more advantageous to Landlord than Tenant’s last proposal (specifically, Tenant’s last sale proposal if Landlord intends to sell, or Tenant’s last ground lease proposal if Landlord intends to ground lease) prior to the expiration of such forty-five (45) day period. If as part of its proposal Tenant does not offer both a ground lease and sale option and Landlord and Tenant does not enter into a definitive agreement within said forty-five (45) day period, then Landlord will be free to sell or ground lease to a non-affiliated third party, as the case may be (i.e., whichever of the two [sale or ground lease] Tenant did not include in its proposal), the portion of the Premises specified in Landlord’s notice without limitation if Tenant failed to include such alternative in its proposal to Landlord. To be clear, in such event Landlord would still be subject to the “no more advantageous” provision set forth above as to the type of transaction (sale or ground lease) that Tenant did propose.

31. Counterparts; “.pdf” Signatures. This Lease may be signed in counterparts. Facsimile or “.pdf” signatures to this Lease shall be binding.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in duplicate as of the day and year first above written.

CAPITAL PROPERTIES, INC.		METROPARK, LTD.

By:	/s/ P. Scott Conti	By:	/s/ Charles Meyers
	P. Scott Conti, President		Charles Meyers, President